UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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☐	Soliciting Material Pursuant to §240.14a-12
CAPITAL PROPERTIES, INC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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CAPITAL PROPERTIES, INC

5 STEEPLE STREET, UNIT 303

PROVIDENCE, RI 02903

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 30, 2025

The 2025 annual meeting of shareholders of Capital Properties, Inc. (the “Company”) will be held at the offices of the Hinckley Allen, 100 Westminster Street, Suite 1500 in Providence, Rhode Island, on Wednesday, April 30, 2025 at 9:00 o’clock A.M., local time, for the following purposes:

(1)	To elect three (3) members to the Board of Directors to serve for a term of one (1) year and until their successors are elected and qualified;

(2)	To consider and approve an advisory (non-binding) proposal on the Company’s executive compensation;

(3)	To consider and approve an advisory (non-binding) proposal on the frequency of submission of the vote regarding the Company’s executive compensation; and

(4)	To transact such other business, if any, as may properly come before the meeting or any adjournment or adjournments thereof.

Holders of record of the Class A Common Stock on the books of the Company as of the close of business on March 7, 2025 will be entitled to vote.

By Order of the Board of Directors

STEPHEN J. CARLOTTI

Secretary

Providence, Rhode Island

March 21, 2025

Kindly fill in, date and sign the enclosed proxy card and promptly return the same in the enclosed addressed envelope, which requires no postage if mailed in the United States.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2025

The Company’s Proxy Statement, sample proxy card and Annual Report on Form 10-K are available at: http://materials.proxyvote.com/140430

CAPITAL PROPERTIES, INC.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 30, 2025

SOLICITATION AND REVOCATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Capital Properties, Inc. (the “Company”), in connection with the annual meeting of shareholders to be held April 30, 2025. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy materials to their principals or beneficial owners and obtaining their proxies. Any shareholder giving a proxy has the power to revoke it at any time prior to its exercise, by (i) filing a written revocation of the proxy with the Secretary of the Company or, (ii) submitting a signed proxy card bearing a later date or, (iii) attending and voting in person at the meeting provided the shareholder is the holder of record of the underlying shares and a written revocation of the shareholder’s grant of proxy has been filed with the Secretary of the Company. Notice of revocation may be delivered in writing to the Secretary at Capital Properties, Inc., 5 Steeple Street, Unit 303, Providence, Rhode Island 02903, Attn: Secretary. Every properly signed proxy will be voted in accordance with the specifications made thereon.

This Proxy Statement and the accompanying proxy are expected to be first sent to shareholders on or about March 21, 2025.

VOTING AT MEETING

Only shareholders of record at the close of business on March 7, 2025, will be entitled to vote at the meeting. Under the Company’s Restated Articles of Incorporation, the holders of the Company’s Class A Common Stock are entitled to one vote for each share held. On the record date, there were 6,599,912 shares of Class A Common Stock outstanding. There were no other outstanding securities of the Company entitled to vote.

To be elected as a director, a nominee must receive the affirmative vote of a plurality of the votes cast. Under the plurality voting standard, the nominees receiving the most “for” votes will be elected. A proxy card marked as withholding authority with respect to the election of one or more directors will be counted for quorum purposes.

Shares represented by proxies which are marked “withhold authority” with respect to the election of any particular nominee for director, or to deny discretionary authority on any other matter will be counted as shares present and entitled to vote, and accordingly any such marking of a proxy will have the same effect as a vote against the proposal to which it relates. Brokers who hold shares in street name lack authority to vote such shares for the election of directors and certain other “non-discretionary” matters, absent specific instructions from their customers. Shares subject to such “broker non-votes” will not be treated as shares entitled to vote on the matters to which they relate and therefore will be treated as not present at the meeting for those purposes but otherwise will have no effect on the outcome of the voting on such matters. Proposals 2 and 3 are considered “non-discretionary” matters on which brokers are prohibited from voting without instruction from the beneficial owners of the shares. Accordingly, shareholders are encouraged to provide instructions to their brokers regarding the voting of their shares.

PROPOSAL NO.1

ELECTION OF DIRECTORS

At the annual meeting, three directors are to be elected to hold office until the next annual meeting and until their respective successors are elected and qualified. The proxies named in the accompanying proxy, who have been designated by the Board, intend to vote, unless otherwise instructed, for the election to the Board of the persons named below, all of whom are now directors of the Company. Certain information concerning such nominees is set forth below:

Director			Principal Occupation During
Name	Age	Since	Past Five Years

Robert H. Eder	92	1995	Chairman and Chief Executive Officer of the Company, 1995 to present; President of the Company 2008 to April 2017 and October 2018 to present; Chairman, Providence and Worcester Railroad Company, 1988 to November 2016

Daniel T. Noreck	53	2021	Chief Financial Officer and Treasurer of InformaTechTarget, Inc. since December 2016; Chief Financial Officer and Treasurer of Providence and Worcester Railroad Company from September 2010 to December 2016; Senior Audit Manager at Lefkowitz, Garfinkel Champi & DeRienzo, P.C. in Providence, RI from July 2003 to September 2010

Steven G. Triedman	66	2015	President and Owner of Lawrence & Brooks, a graphic design, advertising, marketing and strategic communications firm

The Board has reviewed the relationship that each director, including each director who served during 2024, and nominee for director, which includes each of the nominees standing for election at the 2025 annual meeting, and has determined that all such directors and nominees for director, other than Robert H. Eder, are independent as defined under the NASDAQ listing standards.

The Board does not have a policy with respect to diversity and does not specifically consider issues of diversity, such as gender, race, origin, or sex when determining whether to nominate a person to be a director of the Company. When considering whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board focuses primarily on each director’s and nominee’s individual background and experience as it relates to the Company’s business. Historically, when vacancies have occurred, each director has been requested to suggest potential nominees and each potential nominee is vetted with the entire Board.

In particular, with regard to Mr. Noreck, the Board considers his designation as a certified public accountant and a chartered global management accountant, work experience as Chief Financial Officer and Treasurer of publicly-held corporations and as a senior manager at Lefkowitz, Garfinkel, Champi & DeRienzo, P.C. as activities that qualify him as a financial expert. With regard to Mr. Eder, the Board considered that he is the Company’s founder, he has been actively involved with the Company or its predecessors since 1966 and is the majority shareholder. With regard to Mr. Triedman, the Board considered his experience as a business owner and contacts within the community in which the Company operates.

Recommendation of the Board of Directors	The Board of Directors recommends that shareholders vote FOR approval of the three (3) director nominees set forth above.

Communications with the Board of Directors

The Board has established a process for shareholders to communicate with members of the Board. If you have any concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board, you may reach our directors by writing directly to those individuals c/o Capital Properties, Inc., 5 Steeple Street, Unit 303, Providence, Rhode Island 02903.

Any inquiries received will not be screened by the Company and will be forwarded directly to the director to which such inquiry is addressed, unless it is believed that a particular inquiry may pose a security risk. The Board sits as a committee of the whole to address any inquiries made by shareholders.

Board Leadership Structure

Robert H. Eder serves as the Chairman of the Board of the Company and is the Company’s chief executive officer and President. The Board believes that the Company’s chief executive officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight and expertise from outside the Company and industry, while the chief executive officer brings Company-specific experience and expertise. The Board believes that the combined role of Chairman and chief executive officer promotes strategy development and execution and facilitates information flow between management and the Board, which are essential to effective governance.

One of the key responsibilities of the Board is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. The Board believes the combined role of Chairman and chief executive officer is in the best interest of shareholders because it provides the appropriate balance between strategy, development and independent oversight of management.

Committees of the Board of Directors

The Board has an Audit Committee and a Compensation Committee, both of which are currently comprised of Messrs. Noreck and Triedman, each of whom is independent as defined under applicable rules of the Securities and Exchange Commission (“SEC”) and NASDAQ listing requirements.1 Each of the Audit and Compensation Committees has a written charter approved by the Board. Mr. Noreck chairs the Audit Committee and Mr. Triedman chairs the Compensation Committee.

The Audit Committee is responsible for overseeing the establishment and maintenance of an effective financial control environment for the Company, for establishing procedures for evaluating the system of internal accounting control, for evaluating audit performance and for overseeing cybersecurity matters. The Board has determined that the members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ listing standards and are independent as defined under the NASDAQ listing requirements and applicable rules of the SEC. Additionally, the Board has determined that Mr. Noreck qualifies as an “audit committee financial expert” as defined by the SEC rules.

The Compensation Committee assists the Board in discharging the Board’s responsibilities relating to director and executive compensation. The Compensation Committee’s responsibilities include establishing and reviewing the Company’s executive and director compensation philosophy, strategies, plans and policies, and evaluating the performance and determining the compensation of the Chairman and Chief Executive Officer (“CEO”) of the Company and advising and assisting the CEO in formulating and implementing programs to facilitate the selection and development of other key managers. The Compensation Committee also reviews and approves the compensation of other executive officers of the Company.

[1]

The Company’s Class A Common Stock is traded on the OTCQX. For purposes of determining the independence of directors and members of the Audit Committee, however, the Board has determined to use the applicable independence standards as defined under the NASDAQ listing requirements.

The Company does not maintain a nominating committee or a committee performing a similar function since Mr. Eder owns a controlling interest in the Company. The Board sits as a committee of the whole to consider any recommendations made by shareholders and/or other directors of persons to be directors of the Company. In determining whether to nominate any such person for election by the shareholders, the Board considers the experience of such person as it relates to the business of the Company, together with such person’s age, reputation and ability to carry out the requirements to serve as a director of the Company. The Board does not have a policy with respect to diversity and does not specifically consider issues of diversity, such as gender, race, origin or sex when determining whether to nominate a person to be a director of the Company.

During the fiscal year ended December 31, 2024, the Board held four meetings, the Audit Committee held five meetings and the Compensation Committee held one meeting. All directors attended every meeting of the Board and meetings of Committees on which such director serves. The Board has adopted a policy that requires members of the Board to make every effort to attend each annual shareholders’ meeting. All then current members of the Board participated in the 2024 annual shareholders meeting.

Risk Management

The Board has an active role, as a whole and also at the Audit Committee level, in overseeing management of the Company’s risks. The Board regularly meets with management and reviews information regarding the Company’s overall risks. The Audit Committee oversees management of financial, operational and cybersecurity risks and also oversees management of risks associated with regulatory, environmental, health and safety matters. The Board does not believe there is any high degree of risk associated with its compensation practices as the Company does not provide for any incentive-based compensation other than infrequent cash bonuses which have only been paid in connection with extraordinary events. Furthermore, salary increases for employees of the Company are based primarily on increases in the cost of living.

Compensation of Directors

The Board, upon recommendation of the Compensation Committee, is responsible for determining compensation of the directors. Directors, other than directors who are employed by the Company, receive a fee for attendance at each meeting of the Board, together with related transportation and living expenses. During 2024, outside directors received an annual retainer fee of $18,500, payable in quarterly installments and fees per meeting as follows: Board: $1,000; Audit Committee: $750 and Compensation Committee: $500. The maximum fees payable for attendance at Board and committee meetings occurring on the same day is $1,500.

The following Director Compensation table provides information regarding the compensation paid or accrued by each director during the 2024 fiscal year.

Name	Total	Fees Earned or Paid in Cash	Option Awards	All Other Compensation
Robert H. Eder	—	—	N/A	N/A
Daniel T. Noreck	$26,000	$26,000	N/A	N/A
Steven G. Triedman	$26,000	$26,000	N/A	N/A

Corporate Governance

The Board is committed to ethical business practices and believes that strong corporate governance is important to ensure that the Company is managed for the long-term benefit of its shareholders. The Company regularly monitors developments in the area of corporate governance and has implemented a number of best practices, including the following:

Code of Ethics. The Company has adopted a Code of Ethics applicable to all directors, officers and employees, which meets the requirements of a “code of ethics” as defined in Item 406 of Regulation S-K.

Procedures for the Receipt, Retention and Handling of Complaints. The Company maintains procedures for the confidential, anonymous submission by employees of any complaints or concerns about the Company, including complaints regarding accounting, internal accounting controls or auditing matters.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The table set forth below reflects the only persons (including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who, to the best of the Company’s knowledge were, on March 7, 2025, the beneficial owners of more than five percent of the Company’s outstanding Class A Common Stock, $.01 par value.

Name and Address	Number of shares held 1	Percent of Class
Eder 2022 Community Property Trust/Robert H. Eder 130 Sunrise Avenue, Apt. 507 Palm Beach, Florida 33480	3,453,420	52.3%
TowerView LLC 500 Park Avenue New York, New York 10022	577,400	8.7%
Lance S. Gad 5310 North Ocean Drive, Apt. 702 Singer Island, Florida 33404	382,096	5.8%
Carl K. Oppenheimer 119 West 57 th Street, Suite 1515 New York, NY 10019	335,482	5.1%
A.M. Propp 366 Eagle Drive Jupiter, FL 33477	331,987	5.0%

1
All information is based upon ownership of record as reflected on the stock transfer books of the Company or as reported on Schedule 13G or Schedule 13D filed under Rule
13d-1
under the Securities Exchange Act of 1934.

The following table reflects as of March 7, 2025, the beneficial ownership of shares of Class A Common Stock of the Company by directors and officers of the Company, all shares being owned directly except as otherwise noted:

Name of Individual or Identification of Group	Number of shares held		Percent of Class
Robert H. Eder	3,453,420	(a)	52.3%
Susan R. Johnson	974		*
Daniel T. Noreck	61		*
Steven G. Triedman	200		*
All directors and officers as a group	3,454,655		52.3%

*	Less than 1%

(a)	Represents shares held by the Eder 2022 Community Property Trust.
The Board has adopted an Insider Trading Policy that, in addition to prohibiting directors, officers and employees from purchasing or selling Company securities on the basis of material nonpublic information concerning the Company, or from tipping material nonpublic information to others, also prohibits directors, employees and consultants, representatives and independent contractors (collectively, “consultants”) of the Company and family members of directors, employees and consultants who share an address, or are financially dependent on, the director, employee or consultant and, subject to certain exceptions, any other person who shares the same address as the director, employee or consultant and any entity controlled by any of the above persons from engaging in any of the following types of transactions with respect to Company securities: (i) short sales, including short sales “against the box”; (ii) purchases or sales of puts, calls or other derivative securities; or (iii) purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities.

TRANSACTIONS WITH MANAGEMENT
Potential conflicts of interest and related party transactions are referred by the Board to the Audit Committee for review and approval. In reviewing and evaluating potential conflicts of interest and related party transactions, the Audit Committee uses applicable SEC rules as a guide.
EXECUTIVE COMPENSATION
The Committee reviews executive salaries from time to time and approved a cost-of-living
adjustment of 3% for each of the CEO and the Treasurer effective January 1, 2024 based on the previous year’s increase in the Consumer Price Index.
The following table summarizes the compensation paid or accrued by the Company during the twelve-month period ended December 31, 2024, to the Chairman, CEO and President, and the only other executive officer who earned more than $100,000 in total compensation in 2024.
Contributions by the Company under the Company’s SEP are fully vested when made. Each employee directs the investment of amounts in his or her SEP account. The Company does not have any employment agreements and has no severance or change of control arrangements with any of its executive officers.
Summary Compensation Table

Name and Principal Position	Year	Salary	Severance/ Bonus	Medical Reimbursement Plan 1	All Other Compensation 2	Total Compensation
Robert H. Eder, Chairman,	2024	$337,056	—	$113,591	$25,279	$475,927
CEO & President	2023	327,240	—	56,185	24,543	407,968
Susan R. Johnson,	2024	168,696	—	$4,359	12,652	185,707
Treasurer	2023	163,776	—	2,979	12,283	179,038

1
Amounts reimbursed to the employee in accordance with the Company’s Medical Reimbursement Plan (“Plan”) adopted in 2000 and amended in 2016. The Plan provides for the reimbursement of medical expenses not covered by the Company’s health insurance provider. The maximum benefit under the Plan, inclusive of the cost of purchased health coverage, is $150,000. The above amount excludes premiums paid to the Company’s health insurance provider.

2	Amounts paid directly to the retirement accounts of employees under the Company’s SEP.
PAY VERSUS PERFORMANCE
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation and certain financial performance of our Company. The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and its NEO’s pay.

Pay Versus Performance Table

Year	Summary Compensation Table Total for CEO (1)(2)	Compensation Actually Paid to CEO (1)(3)	Average Summary Compensation Table Total for Non-CEO Named Executive Officers (1)(2)	Average Compensation Actually Paid to Non-CEO Named Executive Officers (1)(3)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (TSR)	Net Income
2024	$475,927	$475,927	$185,707	$185,707	$89.12	$2,003,000
2023	$407,968	$407,968	$179,038	$179,038	$104.24	$2,327,000
2022	$389,795	$389,795	$168,804	$168,804	$93.60	$1,787,000

(1)	For each year shown, the CEO was Robert H. Eder and the Non-CEO was Susan R. Johnson.
(2)	Amounts in this column represent the “Total” column set forth in the “Summary Compensation Table” above.
(3)	The Company does not pay incentive-based compensation or grant equity awards. Accordingly, the Summary Compensation Total amount equals the Compensation actually paid for both CEO and Non-CEO.
Given the nature of the Company’s business, the Company does not award incentive-based compensation specifically tied to performance measures. Furthermore, since the Company does not grant options, stock appreciation rights (SARs) or other option-like awards, it has not included in this Proxy Statement the information required with respect to such awards under Item 402(x)(2) of Regulation
S-K.
PROPOSAL NO. 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION
This shareholder advisory vote, commonly known as “Say-on-Pay,” is required pursuant to Section 14A of the Securities Exchange Act of 1934 and gives our shareholders the opportunity to approve or not approve, on a non-binding advisory
basis, the compensation paid to our named executive officers.
“RESOLVED, that the shareholders of Capital Properties, Inc. hereby approve, on a non-binding advisory
basis, the compensation paid to the Company’s named executive officers, as described in the section entitled “Executive Compensation” in this Proxy Statement, including the tables and accompanying narrative disclosure.”
We believe that our compensation policies and procedures, which are described more fully in the tables and narrative in the “Executive Compensation” section of this Proxy Statement, are strongly aligned with the interests of shareholders. The Company’s Board of Directors believes that the Company’s compensation policies and procedures do not create undue risk nor are they excessive in any amount or nature. Absent a compensation study proposed by outside consultants which is approved in whole or in part by the Compensation Committee, and where required, the Board of Directors’ salary increases are based solely on cost-of-living
increases which result in minimal increases each year and the Company generally does not pay bonuses to its executives except in unique circumstances. Thus, the Company’s cash flow can be used to undertake capital projects as necessary.
Approval of this proposal will require the affirmative vote of a majority of the Company’s Class A Common Stock represented in person or by proxy at the meeting. While the Company’s Board of Directors will consider carefully the results of shareholder voting upon this proposal, the outcome of this vote will not be binding on or overrule any decisions by the Board of Directors and will not create or imply any additional fiduciary duty on the part of the Board of Directors.

Recommendation of the Board of Directors	The Board of Directors recommends that shareholders vote FOR the adoption of this Proposal

PROPOSAL NO. 3

ADVISORY VOTE ON FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

At our 2019 annual meeting of shareholders, we asked our shareholders to indicate their preference regarding how frequently we should conduct future advisory votes on executive compensation, commonly known as “Say-on-Pay” votes. We ask shareholders to support a frequency period of every three (3) years (a triennial vote) for future non-binding “Say-on-Pay” votes. At our 2019 meeting, the shareholders voted in favor of a triennial “Say-on-Pay” vote, with more than 83% of those voting indicating that preference, and the Board of Directors adopted a triennial “Say-on-Pay” vote.

We are required by Section 14A of the Securities Exchange Act of 1934 to seek shareholder input at least every six years regarding the frequency of advisory “Say-on-Pay” votes. At the annual meeting, we are requesting that our shareholders again indicate their preference for an annual, biennial (every two years) or triennial (every three years) frequency of future “Say-on-Pay” advisory votes.

The Board continues to believe that it is preferable to conduct the “Say-on-Pay” advisory vote every three years. A triennial vote will allow shareholders to better judge our executive compensation program in relation to our long-term performance. Additionally, a triennial vote will provide us with the time to thoughtfully respond to the views of our shareholders and implement any necessary changes. We carefully review changes to our executive compensation program to ensure that the program appropriately aligns our executive’s interests with the long-term interests of our shareholders and to ensure that the program appropriately balances risk and reward. We therefore believe that a vote every three (3) years is an appropriate frequency to provide sufficient time to thoughtfully consider shareholders’ input and to implement any appropriate changes to our executive compensation program, in light of the timing that would be required to implement any decisions related to such changes.

This advisory shareholder vote, commonly known as “Say-on-Frequency,” gives you as a shareholder the opportunity to state your preference on how frequently we conduct the advisory vote on our executive compensation. The voting frequency option that receives the highest number of votes cast will be the frequency for the advisory vote on executive compensation selected by shareholders. However, because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board of Directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders.

The Board believes that a triennial advisory vote on executive compensation is appropriate for the reasons stated above.

Recommendation of the Board of Directors	The Board of Directors recommends that shareholders vote FOR the conducting the advisory vote on executive compensation every three years.

AUDIT COMMITTEE REPORT

Management is responsible for the Company’s internal controls, financial reporting process and cybersecurity matters. The independent registered public accountants are responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee has sole authority to select, evaluate and when appropriate, to replace the Company’s independent registered public accountants. Additionally, and as appropriate, the Audit Committee reviews and evaluates, and discusses and consults with the Company’s management and independent registered public accountants regarding the scope of the audit plan, the results of the audit, the Company’s financial statement disclosure documents, critical accounting matters, the adequacy and effectiveness of the Company’s accounting and financial controls and changes in accounting principles.

The Audit Committee reviewed and discussed the audited consolidated financial statements with management and the Company’s independent registered public accountants, Stowe & Degon, LLC (“Stowe & Degon”). The Audit Committee also discussed with such firm the matters required by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received from Stowe & Degon written disclosures and the letter regarding its independence as required by the applicable requirements of the PCAOB, wherein Stowe & Degon confirmed its independence within the meaning of the SEC and applicable PCAOB rules and disclosed the fees charged for professional services in the fiscal year ended December 31, 2024. The Audit Committee discussed this information with Stowe & Degon and also considered the compatibility of non-audit services provided by such firm with its independence. Based on the review of the audited consolidated financial statements and these various discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K, to be filed with the SEC.

Audit Committee: Daniel T. Noreck (Chair) and Steven G. Triedman.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee of the Board has sole authority to engage, manage and discharge the Company’s independent registered public accountants. The Committee engaged Stowe & Degon for fiscal year 2024. The Company has been advised by Stowe & Degon that it has no direct financial interest or any material indirect financial interest in the Company, nor has that firm had any connection during the past three years with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

It is expected that a representative of Stowe & Degon will participate in the annual meeting and will be provided the opportunity to make a statement if he or she so desires and that such representative will be available to respond to appropriate questions.

Audit and Non-Audit Fees:

The aggregate fees for professional services rendered for the Company by Stowe & Degon for the fiscal years ended December 31, 2024 and 2023 are set forth below.

	2024	2023
Audit fees	$65,500	$64,200
Audit-related fees	—	—
Tax fees	10,800	10,800
All other fees	—	—

Total	$76,300	$75,000

Audit Fees for fiscal years ended December 31, 2024 and 2023 were for professional services rendered for the audits of the Company’s annual financial statements and the reviews of interim financial statements included in the Company’s Quarterly Reports on Form 10-Q, consents and other assistance required to complete the year-end audit of the Company’s financial statements.

Audit-Related Fees for the fiscal years ended December 31, 2024 and 2023: there were no audit-related fees.

Tax Fees for the fiscal years ended December 31, 2024 and 2023 were for services related to tax return preparation. All of these fees were paid to Stowe & Degon.

All Other Fees for the fiscal years ended December 31, 2024 and 2023: there were no other fees.

The Audit Committee (or in the case of minor matters, the Chairman) pre-approves all audit and non-audit services provided by the independent auditors prior to the engagement of the independent auditors with respect to such services.

The Audit Committee has determined that the provision of such services was compatible with maintaining Stowe & Degon’s independence.

FINANCIAL STATEMENTS

A copy of the Company’s annual report to the SEC on Form 10-K for the year ended December 31, 2024 is enclosed. Such report is not part of this Proxy Statement.

PROPOSALS FOR 2026 ANNUAL MEETING

The 2026 annual meeting of the shareholders of the Company is scheduled to be held April 29, 2026. If a shareholder intending to present a proposal at that meeting wishes to have a proper proposal included in the Company’s Proxy Statement and form of proxy relating to the meeting, the shareholder must submit the proposal to the Company not later than November 29, 2025. Shareholder proposals that are to be considered at the 2026 annual meeting but not requested to be included in the Company’s Proxy Statement must be submitted no later than January 30, 2026. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934 no later than March 1, 2026.

OTHER MATTERS

No business other than that set forth in the attached Notice of Meeting is expected to come before the annual meeting but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in what they consider the best interests of the Company.

ANNUAL MEETING OF SHAREHOLDERS OF

CAPITAL PROPERTIES, INC.

April 30, 2025

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via https://equiniti.com/us/ast-access to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 30, 2025.

The Company’s Proxy Statement, sample proxy card and Annual Report on Form 10-K are available at:

http://materials.proxyvote.com/140430

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

 Please detach along perforated line and mail in the envelope provided.

20303040000000001000 7	043025

THE DIRECTORS RECOMMEND A VOTE “FOR” THE SPECIFIED NOMINEES IN PROPOSAL 1, “FOR” PROPOSAL 2 AND “FOR” EVERY 3 YEARS ON PROPSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends that you vote FOR the following: 1. Election of Directors:				The Board of Directors recommends that you vote FOR the following proposal:
☐ ☐ ☐	FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below)	NOMINEES: ¡ Robert H. Eder ¡ Daniel T. Noreck ¡ Steven G. Triedman		2.	Approval of advisory (non-binding) proposal on executive compensation.	FOR AGAINST ABSTAIN ☐ ☐ ☐
				3.	Approval of advisory (non-binding) proposal on frequency of future advisory votes on executive compensation.	1 YEAR 2 YEAR 3 YEAR ABSTAIN ☐ ☐ ☐ ☐
				4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

The proxy represented by this proxy card, when properly executed will be voted as directed herein or, if no direction is made, this proxy will be voted FOR the specified nominees in Proposal 1, FOR Proposal 2, 3 YEARS on Proposal 3 and in accordance with the judgement of the Proxies upon other matters that may properly come before the meeting or any adjournment thereof.

Please check here if you plan to attend the meeting. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.			☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

⬛	Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	⬛

CAPITAL PROPERTIES, INC.

CLASS A COMMON STOCK PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints ROBERT H. EDER and STEPHEN J. CARLOTTI (“the Proxies”), and each of them acting singly, with full power of substitution, as proxies to vote all shares of Class A Common Stock of a shareholder of Capital Properties, Inc. (the “Company”) held of record on March 7, 2025 by the undersigned at the Annual Meeting of Shareholders to be held on April 30, 2025 or any adjournments or postponements thereof as directed on the reverse side of this proxy card with respect to the matters set forth on the reverse side and with discretionary authority on all other matters that may properly come before said meeting, as more fully described in the Proxy Statement received by the undersigned shareholder:

(Continued and to be signed on the reverse side)

⬛	1.1	14475 ⬛